Exhibit 99.2

NOVEMBER 1, 2022

SERVOTRONICS, INC. PROVIDES LETTER TO STAKEHOLDERS

Elma, NY – Servotronics, Inc. (NYSE American – SVT) a designer and manufacturer of servo-control components and other advanced technology products today made available a letter to stakeholders from William F. Farrell, Jr., Chief Executive Officer. The letter provides an initial update on the Company’s strategic plan that was developed by the Company’s leadership team over the past six months. A copy of the letter is available on the Company’s website at www.servotronics.com.

ABOUT SERVOTRONICS

The Company is composed of two groups – the Advanced Technology Group (ATG) and the Consumer Products Group (CPG). The ATG primarily designs, develops and manufactures servo controls and other components for various commercial and government applications (i.e., aircraft, jet engines, missiles, manufacturing equipment, etc.). The CPG designs and manufactures cutlery, bayonets, pocket knives, machetes and combat knives, survival, sporting, agricultural knives and other edged products for both commercial and government applications.

SERVOTRONICS, INC. (SVT) IS LISTED ON NYSE American